  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described below in Item 5.07, on July 14, 2017, the stockholders of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”), by a majority of all votes entitled to be cast at the 2017 Annual Meeting of Stockholders of the Registrant (the "Annual Meeting") approved two proposals to amend and restate the Registrant’s charter as described in the Registrant’s Definitive Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on April 4, 2017, which is incorporated into this Item 5.03 disclosure by reference.

Proposals No. 2.A and 2.B of the Proxy Statement related to the amendment and restatement of the Registrant’s charter (the “Fourth Amended and Restated Charter”). Specifically, Proposal No. 2.A proposed the amendment and restatement of the Registrant’s charter to remove or revise the provisions included from the North American Securities Administrators Association’s ("NASAA") Statement of Policy Regarding Real Estate Investment Trusts, so that the resulting charter would be more similar to those of publicly-traded REITs incorporated in Maryland. Proposal No. 2.B proposed the amendment and restatement of the Registrant's charter to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock. As stated in the Proxy Statement, following stockholder approval of Proposals No. 2.A and 2.B, the Fourth Amended and Restated Charter would become effective once it was filed with, and accepted by, the State Department of Assessments and Taxation of the State of Maryland. The Fourth Amended and Restated Charter was filed with the Maryland State Department of Assessments and Taxation and became effective on July 14, 2017. A copy of the Fourth Amended and Restated Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders
On July 14, 2017, the Registrant reconvened and concluded its Annual Meeting at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California.
As previously reported in the Registrant's June 14, 2017 Current Report on Form 8-K, the Annual Meeting commenced on June 14, 2017 and the Registrant's stockholders voted on Proposal 1 and Proposal 3 at such time. The Registrant adjourned the Annual Meeting with respect to Proposals 2.A and 2.B until June 29, 2017 and subsequently readjourned the Annual Meeting until July 14, 2017, each to allow for additional time to solicit stockholder votes on Proposals 2.A and 2.B. Proposals 2.A and 2.B are described in detail in the Registrant's Proxy Statement.
With regards to Proposal 2.A, the amendment of the Registrant's charter to remove certain limitations required by NASAA was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Approval of proposed amendments to the charter removing certain NASAA-mandated limitations	89,074,284	6,004,822	7,368,917

With regards to Proposal 2.B, the amendment of the Registrant's charter to enable the declaration and payment of a dividend of one class of stock to the holders of another class of stock was approved by the following vote:

	Votes For:	Votes Against:	Votes Abstained:
Approval of proposed amendments to the charter to make revisions to enable the declaration and payment of a dividend on one class of stock to the holders of another class of stock	88,033,735	6,717,158	7,697,130

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.

3.1	Fourth Articles of Amendment and Restatement of Griffin Capital Essential Asset REIT, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: July 19, 2017	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary